As filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-213135

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DRAGONWAVE INC.

(Exact name of registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

DragonWave Inc.

411 Legget Drive, Suite 600

Ottawa, Ontario, Canada K2K 3C9

Tel: (613) 599-9991

(Address ,including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Allen

President and Chief Executive Officer

411 Legget Drive, Suite 600

Ottawa, Ontario, Canada, K2K 3C9

(613) 599-9991

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrea Johnson Dentons Canada LLP 99 Bank Street, Suite 1420 Ottawa, Ontario, K1P 1H4 Canada (613) 783-9600	Matthew Leivo DLA Piper LLP (US) 4635 Executive Drive, Suite 1100 San Diego, CA 92121 USA (858) 677-1400

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to its Registration Statement on Form F-3 (Registration No. 333-213135), initially filed with the Securities and Exchange Commission on August 15, 2016 and declared effective on August 25, 2016 (the “Registration Statement”), to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment is filed.

In compliance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, the registrant is filing this Post-Effective Amendment to remove from registration, by means of a post-effective amendment, any of the registered securities which remain unsold under the Registration Statement as of the date of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned thereunto duly authorized in the city of Ottawa, Province of Ontario, Country of Canada, on March 16, 2017.

DRAGONWAVE INC.
By:	/s/ Peter Allen
Peter Allen
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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